POWER OF ATTORNEY
     Know all by these presents, that the undersigned hereby constitutes and appoints each of John T. Dahldorf, Edward P. Bromley III, Esq. and Dale S. Freeman, Esq. signing singly, the undersigned’s true and lawful attorneys-in fact and agents to:
(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Volcano Corporation, a Delaware Corporation (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended and the rules thereunder and any other forms or reports the undersigned may be required to file under Section 16, or any successor statute, in connection with the undersigned’s ownership, acquisition or disposition of securities of the Company; and

(2) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the U.S. Securities and Exchange Commission of forms and reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the U.S. Securities and Exchange Commission; and

(3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such Form 3, 4 or 5, any amendment or amendments thereto, or other form or report, and file such forms with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act, as amended. The undersigned further acknowledges that the foregoing attorneys-in-fact shall not be liable for any liability that results from a judgment in error that was made in good faith. The attorneys-in-fact shall be liable only for willful misconduct or the failure to act in good faith while acting under the authority of this Power of Attorney. The undersigned shall indemnify and hold harmless the attorneys-in-fact from any liability resulting hereunder, except to the extent such liability arises from the attorney-in-fact’s willful misconduct or failure to act in good faith while acting under the authority of this Power of Attorney.
     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     In Witness Whereof, the undersigned has cause this Power of Attorney to be executed as of this 17th day of August, 2006.

Signature:	/s/ Lesley H. Howe

Lesley H. Howe
WITNESS:

/s/ Grace G. Weis
Name: Grace G. Weis